UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	(0-16577)	41-1472057
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
incorporation or organization)		Identification No.)

5900 Golden Hills Drive
Minneapolis, Minnesota		55416
(Address of principal executive offices)		(Zip Code)

(763) 542-5000

(Registrant’s telephone number, including area code)

_________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

CyberOptics Corporation held its annual meeting of shareholders on May 21, 2012. At the meeting, each of Alex B. Cimochowski, Craig D. Gates, Kathleen P. Iverson, Subodh K. Kulkarni, Irene M. Qualters, and Michael M. Selzer, Jr. were reelected as directors to serve until the annual shareholder meeting in 2013 or until their successors are elected and qualify. The shareholders also approved an amendment to the CyberOptics 1998 Stock Incentive Plan to increase the number of shares that may be issued under the plan by 350,000. Finally, the shareholders ratified the appointment of Grant Thornton LLP as CyberOptics’ independent registered public accounting firm for the year ending December 31, 2012.

As of the April 2, 2012 record date for the meeting, there were 6,933,116 shares of common stock issued and outstanding and 6,307,482 shares were represented at the annual meeting. The voting results were as follows:

1.  Election of Directors

	For	Withheld	Broker Non-Votes
Alex B. Cimochowski	4,055,719	69,031	2,182,732
Craig D. Gates	4,055,693	69,057	2,182,732
Kathleen P. Iverson	4,054,219	70,531	2,182,732
Subodh K. Kulkarni	4,055,719	69,031	2,182,732
Irene M. Qualters	4,055,719	69,031	2,182,732
Michael M. Selzer, Jr.	4,055,719	69,031	2,182,732

2.  Approval of an Amendment to the 1998 Stock Incentive Plan

Shareholders approved an amendment to the CyberOptics 1998 Stock Incentive Plan to increase the number of shares that may be issued under the plan by 350,000, by a vote of 3,922,183 shares in favor, 178,495 shares against, 24,072 shares abstaining and 2,182,732 broker non-votes.

3.  Ratification of Auditors

Shareholders ratified the appointment of Grant Thornton LLP by a vote of 6,248,893 shares in favor, 54,061 shares against, 4,528 shares abstaining, and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEROPTICS CORPORATION.

By	/s/ JEFFREY A. BERTELSEN
Jeffrey A. Bertelsen, Chief Financial Officer

Dated:   May 22, 2012